UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 1, 2008
VALEANT PHARMACEUTICALS INTERNATIONAL
(Exact name of registrant as specified in its charter)

Delaware	1-11397	33-0628076

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
One Enterprise
Aliso Viejo, CA 92656

(Address of principal executive offices) ( Zip Code)
(949) 461-6000

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02
SIGNATURES

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
(a) Item 4.02
     Upon recommendation of the Finance and Audit Committee of the Board of Directors (the “FAC”), on March 1, 2008 the Board of Directors determined that certain of the Company’s annual and interim financial statements, earnings press releases and similar communications previously issued by the Company should no longer be relied upon.
     During the preparation process for the 2007 Annual Report on Form 10-K, we identified certain accounting errors (collectively “Errors”) related to certain foreign operations which primarily arose during the period January 1, 2002 to September 30, 2007 and, in aggregate, would have resulted in a net charge to income from continuing operations before income taxes of approximately $2.8 million to correct the cumulative effect of the Errors in the fourth quarter of 2007. These included adjustments impacting annual periods prior to 2007 with a cumulative charge to income from continuing operations before income taxes of approximately $5.2 million as of January 1, 2007. The adjustments also included items originating in the first, second and third quarters of 2007 with a net benefit to income from continuing operations before income taxes of approximately $2.4 million. These Errors have been determined to be, in the aggregate, material to the quarter and year ended December 31, 2007 and therefore the Company is restating its results for certain periods. The Errors and the estimated cumulative effect of the corrections are:
     i. Increase in reserves for anticipated product returns based on historical trends and for certain credit memos in Mexico, the cumulative effect of which is an expected reduction in revenue of approximately $4.0 million;
     ii. Decrease in revenues associated with sales to certain customers in Italy where preexisting rights of return became known in the fourth quarter of 2007, the cumulative effect of which is an estimated reduction of revenues of approximately $1.8 million;
     iii. Decrease in costs of goods sold related to bookkeeping errors in recording inventory costing and manufacturing variances in the UK and France, the cumulative effect of which is an expected reduction in cost of goods sold and a corresponding increase in gross profit of approximately $4.9 million;
     iv. Increase in pension expense in the UK and the Netherlands resulting from incorrect application of Statement of Financial Accounting Standard No. 87, Employers Accounting for Pensions, the cumulative effect of which is an expected increase in general and administrative expenses of approximately $1.9 million; and
     v. Increase in income tax expense due to correction of deferred income taxes in certain foreign locations resulting in a decrease in income of approximately $0.5 million. Additionally income tax expense is reduced by approximately $0.8 million resulting from the income tax effects of the pre-tax adjustments described in i.-iv. above.
     We are continuing to prepare our final financial statements for the year ended 2007 and it is possible that additional errors may be found or that the calculation and/or effect of the above items may change. In particular, we are continuing to evaluate the accounting for our other foreign pension plans which could lead to additional changes.
     A report regarding the Errors was made to the Finance and Audit Committee of the Board of Directors (the “FAC”) on March 1, 2008. The FAC reported on the Errors to the Board of Directors on March 1, 2008, and recommended that as a result of such Errors, the financial statements for certain prior periods will need to be restated. Further, upon recommendation of the FAC, on March 1, 2008 the Board of Directors determined that the financial statements previously issued by the Company for the years ended December 31, 2002 through December 31, 2006 and the interim periods within such years and the interim financial statements for the periods ended March 31, 2007, June 30, 2007 and September 30, 2007 of the year ended December 31, 2007, as well as the Company's earnings press releases and similar communications, should no longer be relied upon and that the Company’s internal control over financial reporting as of December 31, 2007 was ineffective as a result of the existence of material weaknesses in internal control over financial reporting.
     In connection with their evaluation of our disclosure controls and procedures for the 2007 Annual Report on Form 10-K, the Company’s Chief Executive Officer and Chief Financial Officer concluded that a material weakness in our internal control over financial reporting existed as of December 31, 2007. This material weakness is summarized as follows:
     The Company did not maintain a sufficient complement of personnel in its foreign locations with the appropriate skills, training and experience to identify and address the application of generally accepted accounting principles. Further, monitoring controls maintained at the corporate level did not operate at a sufficient level of precision to identify accounting errors in the foreign operations on a timely basis.
     Because of the material weakness described above, the Company’s CEO and CFO concluded that the Company’s disclosure controls and procedures were not effective at the reasonable assurance level as of December 31, 2007. In addition, management has concluded that the Company’s internal control over financial reporting was not effective as of December 31, 2007 using the criteria established in Internal Control — Integrated Framework issued by the COSO. A complete description of this material weakness and the steps we are undertaking to remediate it will be included in “Item 9A. Controls and Procedures” in the Company’s 2007 Annual Report on Form 10-K.

On February 28, 2008, the Company reported earnings for the quarter and year ended December 31, 2007. The loss from continuing operations for the fourth quarter was reported as $6.9 million, or a loss of $0.08 per diluted share. It is anticipated that the loss from continuing operations for the fourth quarter 2007, as adjusted for the restatement will be reported as approximately $5.3 million, or a loss of $0.06 per diluted share. Income from continuing operations for 2007 was reported as $25.1 million, or $0.27 per diluted share. It is anticipated that the income from continuing operations for 2007, as adjusted for the restatement, will be reported as approximately $28.3 million, or $0.30 per diluted share. The previously reported losses from continuing operations for the years ended December 31, 2006, 2005, 2004, and 2003 are expected to be increased / (decreased) by the following approximate amounts, respectively: $1.6 million and $0.01 per share; $0.6 million and $0.01 per share; ($0.7) million and $0.00 per share; $0.3 million and $0.00 per share. The cumulative effect of the errors on periods prior to 2003 is expected to be approximately a $2.4 million reduction to retained earnings which we expect to report as a cumulative effect adjustment to beginning retained earnings for 2003 in our historical selected financial data. Due to the pending preparation of the restated financial statements and audit work, the foregoing estimates are preliminary and may change and such changes could be significant with respect to such periods.
The Company intends to include restated financial statements for the years ended December 31, 2006 and 2005 as well as restated financial data for the years ended December 31, 2004 and 2003 and interim periods in the years ended December 31, 2007 and 2006 in its upcoming Annual Report on Form 10-K for the year ended December 31, 2007 which will be filed as soon as practicable after the completion of preparation of the restated financial statements and an audit thereof.
In addition, the process of identifying and quantifying these errors has slowed the final preparation the Company’s 2007 Annual Report on Form 10-K. It is possible that additional errors may be found before the annual report is finalized and such additional errors could be significant.
The chairman of the Finance and Audit Committee has discussed the matters described in this Item 4.02(a) with PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm.
Forward-Looking Statements
     This Current Report contains forward-looking statements, including, but not limited to, statements regarding the Company’s preliminary restated results and other items based on the Company’s current expectations and involve risks and uncertainties, including, but not limited to, risks and uncertainties relating to changes in the correction of the Errors, identification of additional accounting errors or corrections, and/or additional recommendations of the Finance and Audit Committee, and other risks detailed from time to time in the Company’s SEC filings. The Company cautions the reader that these factors, as well as other factors described in its SEC filings, are among the factors that could cause actual results to differ materially from the expectations described in the forward-looking statements. The Company also cautions the reader that undue reliance should not be placed on any of the forward-looking statements, which speak only as of the date of this Current Report. The Company undertakes no responsibility to update any of these forward-looking statements to reflect events or circumstances after the date of this Current Report or to reflect actual outcomes.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALEANT PHARMACEUTICALS INTERNATIONAL
Date: March 3, 2008	/s/ Peter J. Blott
	Name:	Peter J. Blott
	Title:	Executive Vice President and Chief Financial Officer